Exhibit 99.1

Tumbleweed names Nicholas Hulse

Executive Vice President of Worldwide Field Operations

Redwood City, Calif., March 5, 2007 – Tumbleweed Communications Corp. (Nasdaq: TMWD), the industry’s leading pure play messaging security vendor, today announced that Nicholas Hulse has joined the company as executive vice president of worldwide field operations. In his role at Tumbleweed, Mr. Hulse will have global responsibility for overseeing sales, channel development and customer support for Tumbleweed’s messaging security product lines. Mr. Hulse will report to James Scullion, Tumbleweed’s chief executive officer.

“Nick Hulse has proven expertise in messaging security and hosted messaging services with an impressive track record in both sales and channel development,” said Scullion. “Nick’s experience in driving substantial revenues through the channel on a global basis will enable Tumbleweed to continue its growth as the premier pure play messaging security vendor.”

Mr. Hulse brings more than 20 years of IT leadership experience to Tumbleweed. Previously, Mr. Hulse was senior vice president of sales, marketing & channel development at FrontBridge Technologies, where he drove 141 percent revenue growth in 2005 prior to Microsoft’s acquisition of the company in August, 2005. At Frontbridge he built the industry’s largest distribution partner network and grew indirect sales to more than 86 percent of revenues. Prior to FrontBridge, Mr. Hulse was general manager/senior vice president of Cybertek Holdings/Secos, Inc. where he led the company’s U.S. operations. He also served as vice president of marketing, products & channel sales at Epoch Internet where he was the principal architect of the channel sales program.

“I am thrilled to be joining Tumbleweed with its rapid customer adoption of award winning products,” said Hulse. “I intend to continue our resolute focus on delivering award winning products coupled with world class service via our partners around the globe to sustain our growth strategy in years to come.”

Mr. Hulse received his degree in Marketing/Finance at Northumberland University, Newcastle-Upon-Tyne in the U.K.

SAFE HARBOR STATEMENT

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations as of the date of this press release, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to Tumbleweed’s growth and Mr. Hulse’s contribution thereto. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed’s Form 10-K filed March 16, 2006 and Form 10-Q filed November 9, 2006.

Tumbleweed assumes no obligation to update information contained in this press release. Although this release may remain available on Tumbleweed’s website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein.

About Tumbleweed Communications Corp.

Tumbleweed Communications Corp.(NASDAQ: TMWD), the industry’s leading pure play messaging security vendor, provides world-class innovative messaging security solutions for organizations of all sizes. Organizations rely on Tumbleweed's solutions to securely manage their Internet communications, spanning email management to file transfers. Tumbleweed has more than 2,400 customers worldwide, representing industries such as Finance, Healthcare, and the U.S. Government. The world’s most security conscious organizations rely upon Tumbleweed technology including Bank of America Securities, JP Morgan Chase & Co., the U.S. Food and Drug Administration, and the U.S. Department of Defense. Our award-winning products build on thirteen years of R&D and 26 security patents in the U.S. alone – many of which are licensed by other security vendors. More information can be found at www.tumbleweed.com.

Tumbleweed is a registered trademark of Tumbleweed Communications Corp. in the United States and/or other countries. All other trademarks are the property of their respective owners.

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